--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            CORRPRO COMPANIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                  [CORRPRO COMPANIES LETTERHEAD]

July 20, 2000

Dear Corrpro Shareholders:

     We invite you to attend Corrpro's 2000 Annual Shareholders' Meeting. It will be held on Thursday, August 24, 2000, at The Medina Country Club, 5588 Wedgewood Road, Medina, Ohio 44256 beginning at 10:00 a.m. eastern daylight savings time.

     Our directors and officers are expected to be available before and after the meeting to speak with you. During the meeting, we will review the performance of our business over the past fiscal year and will consider the matters explained in the formal notice and proxy statement that follow.

     Please vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely,

/s/ Joseph W. Rog
Joseph W. Rog
Chairman of the Board, President
and Chief Executive Officer

                                                  [CORRPRO COMPANIES LETTERHEAD]

                            CORRPRO COMPANIES, INC.

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING

                           TO BE HELD AUGUST 24, 2000
--------------------------------------------------------------------------------

To the Holders of Common Shares of
  Corrpro Companies, Inc.

     We will hold the Annual Shareholders' Meeting of Corrpro Companies, Inc. at The Medina Country Club, 5588 Wedgewood Road, Medina, Ohio 44256, on Thursday, August 24, 2000, at 10:00 a.m., eastern daylight savings time.

     The meeting's purpose is to:

          1. Elect 3 Directors;

          2. Consider any other matters which properly come before the meeting and any adjournments.

     Only shareholders of record of common stock at the close of business on June 26, 2000 are entitled to receive notice of and to vote at the meeting. A list of the shareholders entitled to vote will be available for examination at the meeting by any shareholder for any purpose properly related to the meeting.

     We have enclosed our fiscal 2000 annual report, which includes our financial statements, and our proxy statement with this notice of annual meeting.

     To assure your wishes are carried out, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a postage prepaid return envelope. Your proxy is being solicited by Corrpro's Board of Directors.

/s/ Neal R. Restivo
Neal R. Restivo
Executive Vice President -- Chief Financial Officer,
Secretary and Treasurer

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------

                            CORRPRO COMPANIES, INC.

                                PROXY STATEMENT

ANNUAL SHAREHOLDERS' MEETING
--------------------------------------------------------------------------------

     Corrpro's 2000 annual shareholders' meeting will be held August 24, 2000 beginning at 10:00 a.m., eastern daylight savings time. It will be at The Medina Country Club, 5588 Wedgewood Road, Medina, Ohio 44256.

RECORD DATE
--------------------------------------------------------------------------------

     Shareholders as of the close of business on June 26, 2000 are entitled to vote at the meeting. Each share is entitled to one vote. On June 26, 2000, we had 7,687,213 shares of our common stock outstanding.

AGENDA
--------------------------------------------------------------------------------

     The purpose of the meeting is to:

          1. Elect 3 Directors;

          2. Consider any other proper business.

PROXIES
--------------------------------------------------------------------------------

     We will follow your voting instructions on the proxy card that you return. If no instructions are given, we will vote signed proxies "for" the Board's nominees. The Board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a Director, the Board or proxy holders will vote for a person whom they believe will carry on our present policies.

PROXIES SOLICITED BY
--------------------------------------------------------------------------------

     Corrpro is soliciting this proxy on behalf of the Corrpro Board of Directors.

FIRST MAILING DATE
--------------------------------------------------------------------------------

     This proxy statement is being mailed to shareholders on or about July 20, 2000.

REVOKING YOUR PROXY
--------------------------------------------------------------------------------

     You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed under "Voting Procedures/Revoking Your Proxy."

FISCAL YEAR
--------------------------------------------------------------------------------

     Our fiscal year is the 12-month period beginning April 1 and ending March
31. Unless otherwise noted, we are presenting information for our fiscal year that ended March 31, 2000. Fiscal 2000 means our most recently completed fiscal year which ended March 31, 2000. Fiscal 2001 means our current fiscal year that will end March 31, 2001.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT
   PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                                    CONTENTS

General Information.........................................     1
Proposal One: Election of Directors.........................     3
Compensation Committee Report on Executive
  Compensation(1)...........................................     7
Company Stock Performance (1)...............................     9
Executive Compensation and Other Information................     10
Section 16(a) Beneficial Ownership Reporting Compliance.....     12
Corrpro Share Ownership.....................................     12
Compensation Committee Interlocks and Insider
  Participation.............................................     13
Independent Auditors........................................     13
Voting Procedures/Revoking Your Proxy.......................     14
Submission of Shareholder Proposals.........................     15
Other Business..............................................     15

---------------

(1) The Compensation Committee report and the performance graph will not be incorporated by reference into any present or future filings we make with the SEC, even if those reports incorporate all or any part of this proxy statement.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

BOARD STRUCTURE
--------------------------------------------------------------------------------

     The number of directors on the Board is set at seven. The Directors are divided into two classes. At each annual meeting, the term of one class expires. Directors in each class serve for two year terms.

     In March 2000, former director Mr. Robert E. Hodge resigned from the Board for personal health reasons. Mr. Hodge had served as a director since 1993 and we wish to express our appreciation for his years of dedicated service and substantial contributions to Corrpro's success. Mr. Hodge was a member of the class of directors whose term expires in 2001 and as such the vacancy created by his resignation may be filled by action of the remaining directors. We are in the process of identifying candidates (including those qualified to serve on the Audit Committee in accordance with New York Stock Exchange requirements) to succeed Mr. Hodge.

BOARD NOMINEES WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING:
--------------------------------------------------------------------------------

     We will elect 3 Directors this year. The original slate of nominees included Mr. Walter W. Williams, who has been a director since 1996. Subsequent to his nomination, Mr. Williams' nomination for re-election was withdrawn for health reasons which are anticipated to be temporary. The Company has not had the opportunity to identify acceptable candidates outside the Company to fill the nomination. The Board has reviewed available internal candidates for the position and has nominated Michael K. Baach as director. We wish to express our appreciation to Mr. Williams for his years of dedicated service and substantial contributions to Corrpro's success.

     We urge you to Vote for Dr. Rogers, Mr. Schadeck, and Mr. Baach.

WARREN F. ROGERS
--------------------------------------------------------------------------------

     Dr. Rogers has been a Director of Corrpro since July 1996. He has been, since 1979, president of Warren Rogers Associates, Inc., a Newport, Rhode Island firm which provides underground storage tank management and consulting services, including mathematical and statistical modeling. Dr. Rogers has also served as a Vice President of the Center for Naval Analysis in Alexandria, Virginia from 1982 to 1989. He earned a Ph.D. in statistics from Stanford University and has an M.S. in Operations Research from the U.S. Naval Post-Graduate School. Age 70.

BARRY W. SCHADECK
--------------------------------------------------------------------------------

     Mr. Schadeck has been a Director of Corrpro since April 1993 and Executive Vice President since July 1995. He has been President of Corrpro Canada, Inc., a Corrpro subsidiary, since its formation in May 1994. Mr. Schadeck has served as President, since 1993, and Chief Financial Officer, since 1979, of Corrpro's Commonwealth Seager Group subsidiary. Prior to 1979, for seven years he was Chief Financial Accountant of Associated Engineering Services Ltd. Mr. Schadeck graduated from Northern Alberta Institute of Technology with a degree in accounting, and received his designation as a Certified General accountant in 1978. Age 49.

MICHAEL K. BAACH
--------------------------------------------------------------------------------

     Mr. Baach has been an Executive Vice President since April 1993, Assistant Secretary since June 1995 and Senior Vice President since 1992. Prior to that, Mr. Baach was Vice President of Sales and Marketing since the Company's formation in 1984. Mr. Baach has over twenty years of experience in the corrosion control market and has been responsible for Corrpro's marketing and sales activities, manufacturing, and international operations. Mr. Baach is also responsible for inventing several corrosion control systems for which both U.S. and European patents have been issued. Mr. Baach has conducted numerous corrosion control training seminars and educational courses for the United States Environmental Protection Agency, state underground tank rules enforcement personnel, and university students. Mr. Baach is an active member of the National Association of Corrosion Engineers. Age 45.

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE,
EXCEPT AS NOTED BELOW, AT THE 2001 ANNUAL MEETING:
--------------------------------------------------------------------------------

DAVID H. KROON
--------------------------------------------------------------------------------

     Mr. Kroon has been a Director of Corrpro since 1984, and Executive Vice President since April 1993. He served as Senior Vice President of Corrpro from its formation in 1984 until April 1993. Mr. Kroon has over twenty-nine years of engineering and consulting experience in the corrosion control market. He is widely published in water and waste treatment, electrical power, oil and gas, and environmental journals worldwide. His experience includes management of business, planning, policies and procedures, and professional development. Mr. Kroon graduated from Yale University with a Bachelor of Science degree in Chemistry. Age 51.

C. RICHARD LYNHAM
--------------------------------------------------------------------------------

     Mr. Lynham has been a Director of Corrpro since June 1992. Since 1992, he has been the owner and Chief Executive Officer of Harbor Castings, Inc., with investment casting foundries located in North Canton, Ohio, Piney Flats, Tennessee, and Muskegon Heights, Michigan. Previously he was Group Vice President, Ceramics, for Ferro Corporation (1984-1992), a Fortune 500 manufacturer of specialty industrial products. Mr. Lynham is a director of Western Reserve Bancorp, Inc. Mr. Lynham holds the degrees of Bachelor of Mechanical Engineering from Cornell University and Master of Business Administration from Harvard University. Age 58.

JOSEPH W. ROG
--------------------------------------------------------------------------------

     Mr. Rog has been a Director and Corrpro's Chief Executive Officer since its formation in 1984. He become Chairman of the Board in June 1993 and has been President since June 1995. Mr. Rog was also Corrpro's President between January 1984 and June 1993. Mr. Rog has over thirty-five years of industry experience in various technical and management capacities and has broad, first-hand experience in corrosion analysis and the design and implementation of corrosion control systems. He graduated from Kent State University with a Bachelor of Science degree in Geology, and has also completed a Graduate School of Business course at Stanford University. Age 60.

WALTER W. WILLIAMS
--------------------------------------------------------------------------------

     Mr. Williams has been a Director of Corrpro since July 1996. As noted above, Mr. Williams' term as a director will expire on the date of the 2000 annual shareholders' meeting. He retired in November 1992 from his position as Chairman and Chief Executive Officer of Rubbermaid Incorporated, a position he had held since May 1991. Prior to that time, Mr. Williams was President and Chief Operating Officer of Rubbermaid Incorporated beginning in September 1987 and Vice Chairman beginning in October 1990. Prior to joining Rubbermaid, he spent 31 years with The General Electric Company in a wide variety of domestic and international consumer marketing, sales and general management positions. He is a director of Enamelon, Inc., the Stanley Works, and Paxar Corporation. Mr. Williams graduated from Utica College of Syracuse University with a degree in Finance. Age 66.

                               BOARD INFORMATION

BOARD MEETINGS:
--------------------------------------------------------------------------------

     In fiscal 2000, the Board held a total of four regular quarterly meetings. Each Director attended at least 75% of all Board and applicable Committee meetings.

BOARD COMMITTEES:
--------------------------------------------------------------------------------

     The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibility by reviewing the financial information which will be provided to shareholders and others, the systems of internal controls which management and the Board have established, and the audit process. The Audit Committee reports its activities to the Board on a regular basis. The Audit Committee held two meeting in fiscal 2000. Current Members: Mr. Lynham (Chairperson), Dr. Rogers, and Mr. Williams.

     The Compensation Committee reviews and approves the Chief Executive Officer's ("CEO") compensation and, upon consultation with the CEO, compensation for the officers of the Company and its subsidiaries who report directly to the CEO. It also establishes, amends, and determines awards under executive compensation plans and programs; oversees selection of and meets with outside consultants to review the Company's executive compensation programs as appropriate; and reviews Board responsibilities, recommends the number of Directors, and is authorized to nominate Directors and Committee members. The Compensation Committee held one meeting during fiscal 2000. Current Members: Mr. Lynham, Mr. Rog, Dr. Rogers (Chairperson), and Mr. Williams. Its Stock Option Subcommittee, which administers and authorizes awards under certain of the Company's compensation plans, is comprised of Mr. Lynham, Dr. Rogers, and Mr. Williams.

     The entire Board elected to exercise its right to nominate the Directors standing for election at the 2000 annual shareholders' meeting.

                               BOARD COMPENSATION

RETAINER AND FEES
--------------------------------------------------------------------------------

     Corrpro pays non-employee Directors an annual retainer of $12,000. Corrpro also pays non-employee Directors $1,000 ($1,200 for a Committee chairperson) for each in-person Board or Committee meeting attended and $350 ($550 for a Committee chairperson) for each telephonic Board or Committee meeting attended. Corrpro also reimburses its Directors for reasonable out of pocket expenses incurred in attending Board and Committee meetings.

DEFERRED COMPENSATION PLAN
--------------------------------------------------------------------------------

     Eligible Directors may elect to defer payment of all or any part of the compensation under the Deferred Compensation Plan for Outside Directors. Participating Directors elect an investment model which determines the return on their deferred funds. The investment model can include Corrpro common shares. Deferred portions are payable in a lump sum, over a period of five years or over a period of ten years. The Director specifies in advance the date on which payments will begin. Payments are accelerated if the Director dies or becomes disabled.

OUTSIDE DIRECTORS' STOCK OPTION PLAN
--------------------------------------------------------------------------------

     Under the 1997 Non-employee Directors' Stock Option Plan, Corrpro automatically grants stock options to purchase 2,500 Corrpro shares at fair market value on the date a Director is first elected, and, beginning the next calendar year, on each September 30th that the individual is a Corrpro Director.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMMITTEE
--------------------------------------------------------------------------------

     During fiscal 2000, Corrpro's Compensation Committee was comprised only of outside Directors. Mr. Rog became a member of the Compensation Committee on May 18, 2000. Our Stock Option Subcommittee is comprised only of independent Directors as defined by the Securities and Exchange Commission and the Internal Revenue Service. We generally exercise the Board's powers in compensating Corrpro's executive officers. We also administer Corrpro's incentive plans, including the 1997 Long-Term Incentive Plan.

BASE SALARIES
--------------------------------------------------------------------------------

     We review recommendations and set the base salaries of the named executive officers each fiscal year. In performing this review, we consider the compensation practices of comparable companies, competitive trends, individual performance, and duties and responsibilities of the officers.

     In establishing Mr. Rog's base salary for fiscal 2000, we considered published market data and competitive information provided by external compensation consultants on domestic industrial companies of similar size. We believed it was necessary to consider a broad group of domestic industrial companies of similar size for salary comparisons since this broad group of companies competes for the talent of the executive officers.

INCENTIVE COMPENSATION
--------------------------------------------------------------------------------

     Cash Incentives. Corrpro maintains a cash bonus program. Key employees, including the executive officers, can earn cash bonuses. Bonuses are determined based on performance measures approved by the Board and management's discretion. The performance measures used for fiscal 2000 included Corrpro's consolidated earnings before taxes and bonus expense, as well as local, regional and business unit performance objectives. In determining the size of target awards for the Chief Executive Officer and executive officers, the Committee considers the performance of each executive relative to such executive's individual responsibilities. No executive officer received a cash bonus award for fiscal 2000.

     Equity Incentives. While no stock options were granted to the five named executive officers during fiscal 2000, from time to time stock options have been granted to executive officers and key employees. The options are designed to provide incentives to manage Corrpro in the best interests of the shareholders, and to encourage the executives to remain employed by Corrpro on a long-term basis. We have granted these awards based upon the level of the executive's responsibility, performance, and the importance of such executive's retention. These factors were weighted as deemed appropriate by the Compensation Committee.

Respectfully submitted,

               Compensation Committee:
               C. Richard Lynham
               Joseph W. Rog
               Warren F. Rogers
               Walter W. Williams

                           COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative return from investing $100 on March 31, 1995 in Corrpro shares, the S&P 500 Index, and an index of peer companies. The peer companies offer a broad range of engineering, environmental and cost construction services. They include Exponent, Inc., Harding Lawson Associates Group, Inc., Michael Baker Corp. and for periods prior to fiscal 1999, Tanknology Environmental, Inc. Tanknology Environmental, Inc.'s results are no longer available as of the end of fiscal 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        MARCH 31, 1995 TO MARCH 31, 2000

                                                         CORRPRO                     S&P 500                   PEER GROUP
                                                         -------                     -------                   ----------
1995                                                     100.00                      100.00                      100.00
1996                                                      44.85                      132.10                      119.46
1997                                                      56.62                      158.28                      120.31
1998                                                      87.13                      234.26                      180.22
1999                                                      83.64                      277.51                      121.53
2000                                                      34.93                      327.30                      156.03

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF COMPENSATION
--------------------------------------------------------------------------------

     The following table summarizes the compensation we paid the chief executive officer and each of the four other most highly compensated executive officers as of the end of fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
     NAME AND PRINCIPAL        FISCAL                        OTHER ANNUAL      STOCK          ALL OTHER
          POSITION              YEAR     SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION(1)
----------------------------------------------------------------------------------------------------------
Joseph W. Rog................   2000    $274,000   $     0        $0                0          $7,850
  Chairman of the Board,        1999     274,000   165,000         0           25,000           4,004
  President, and Chief
  Executive Officer             1998     249,000   132,600         0          131,250           3,032
Michael K. Baach.............   2000     165,000         0                          0           6,341
  Executive Vice President      1999     165,000    80,000         0           10,000           1,425
  Sales and Marketing           1998     150,000    63,600         0           31,250           1,096
George A. Gehring, Jr........   2000     165,000         0                          0           6,021
  Executive Vice President,     1999     165,000   120,000         0           10,000           2,538
  Eastern Region                1998     150,000    63,600         0           31,250           2,167
Neal R. Restivo..............   2000     175,000         0                          0           6,911
  Executive Vice President,     1999     175,000    75,000         0           10,000           3,445
  Chief Financial Officer,      1998     164,000    63,600         0           37,500           2,940
  Secretary and Treasurer
Barry W. Schadeck............   2000     165,000         0                          0               0
  Executive Vice President,     1999     165,000   120,000         0           10,000               0
  Western Region and
  President of Corrpro          1998     142,660    82,200         0           31,250               0
  Canada, Inc.

-------------------------

(1) Amounts represent Company matching contributions Corrpro's 401(k) retirement savings plan.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

     No stock options were granted during fiscal 2000 to the officers named in the Summary Compensation Table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                             SHARES                UNDERLYING OPTIONS      IN-THE-MONEY OPTIONS
                            ACQUIRED                 FISCAL YEAR-END      AT FISCAL YEAR-END (1)
                               ON       VALUE          EXERCISABLE              EXERCISABLE
           NAME             EXERCISE   REALIZED       UNEXERCISABLE            UNEXERCISABLE
------------------------------------------------------------------------------------------------
Joseph W. Rog.............    None       N/A      224,167      27,083     $130,050        $0
Michael K. Baach..........    None       N/A       65,417       9,583       54,188         0
George A. Gehring, Jr.....    None       N/A      137,267       9,583       45,084         0
Neal R. Restivo...........    None       N/A       88,333      11,667            0         0
Barry W. Schadeck.........    None       N/A       81,667       9,583            0         0

-------------------------

(1) This value is calculated based on the difference between $ 4.75, the closing price of the Company's Common Shares on March 31, 2000, and the exercise price of the options.

EMPLOYMENT AGREEMENTS
--------------------------------------------------------------------------------

     Mr. Rog's current employment agreement has a term which began April 1, 1998 and continues until March 31, 2001. Under this agreement, Mr. Rog serves as Corrpro's Chairman of the Board, Chief Executive Officer and President. The agreement provides for Mr. Rog to be nominated as a Corrpro Director for so long as such agreement remains in effect.

     This employment agreement provides for the payment of base salary and such other compensation as determined by the Board of Directors from time to time. Other compensation may include bonuses, stock options, and incentive compensation. Mr. Rog's base salary is subject to annual review.

     Mr. Rog may not compete with Corrpro during the term of the agreement and for as long as Mr. Rog receives payments pursuant to the agreement. Corrpro may terminate Mr. Rog's employment for good cause, in which case the Company will pay Mr. Rog his base salary earned through termination with no further obligation to him except as required by law. Mr. Rog has earned the right to receive retirement income with a lifetime survivor benefit to his spouse in an amount equal to 50% of his base salary, payable monthly, provided that certain conditions are satisfied.

     Corrpro may have to pay severance to Mr. Rog if specified events occur. These events include termination of his employment 1) because Corrpro is in breach or 2) without good cause three months prior to or twelve months after a change in control, as defined. In such cases, Corrpro must pay one year of severance (two years in the event of a change in control) at the rate of his base salary in effect at the time of termination plus a payment equal to full year's participation in any short-term incentive bonus plan at the 100% level. Mr. Rog would also be entitled to continue any medical or other insurance coverage in effect at the time of termination until age 65. If the severance is payable due to a change in control, Corrpro must set aside sufficient funds in a trust which satisfies certain tax requirements.

     Mr. Rog's is eligible for disability benefits. If he becomes disabled while employed, his salary and other compensation continues for the first ninety days, offset by amounts paid under other company sponsored disability plans. If his disability cannot be reasonably accommodated, the Board may terminate his employment. In such case, Mr. Rog's current participation in bonus and incentive plans will not be adversely affected. Mr. Rog is also covered by other company welfare benefits.

     Corrpro and Mr. Baach, Mr. Gehring, and Mr. Restivo have signed employment agreements beginning April 1, 1998 and ending March 31, 2001 under which each serves as an Executive Vice President. These agreements provide for the payment of base salaries, subject to annual adjustment. In general, these agreements provide similar severance arrangements as the employment agreement with Mr. Rog described above, except that no retirement income will be paid and that medical and other insurance coverage shall continue for a period of twelve months rather than to age 65 if the employee is terminated if specified events occur. Mr. Schadeck's services are provided through one of Corrpro's Canadian subsidiaries. This subsidiary has engaged Mr. Schadeck under a management services agreement which provides for base level compensation and bonuses based on performance. The agreements with the named executive officers generally restrict the officers from competing for one year following termination.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of reports filed by our Directors, executive officers and beneficial holders of 10% or more of our shares, and upon information provided by those persons, all SEC stock ownership reports required to be filed by those reporting persons during fiscal 2000 were timely made.

                            CORRPRO SHARE OWNERSHIP

     The following tables lists our share ownership for the persons or groups specified on June 26, 2000, unless otherwise noted. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

                                                              NUMBER OF
                            NAME                              SHARES(1)    PERCENT
----------------------------------------------------------------------------------
Michael K. Baach............................................    145,006      1.7
George A. Gehring, Jr.......................................    140,917      1.7
David H. Kroon..............................................    300,759      3.6
C. Richard Lynham...........................................     20,625        *
Neal R. Restivo.............................................     89,833      1.0
Joseph W. Rog...............................................    478,582      5.7
Warren F. Rogers............................................      5,875        *
Barry W. Schadeck...........................................    167,519      2.0
Walter W. Williams..........................................    110,075      1.3
14 Directors and executive officers as a group..............  1,513,354     18.0
David L. Babson & Company Incorporated (2)..................    900,888     11.8
Dimensional Fund Advisors, Inc. (2).........................    481,300      6.3

-------------------------

 * Less than 1%

(1) The number of shares listed includes shares under currently exercisable stock options and stock options which may become exercisable within 60 days following June 26, 2000. The number of such exercisable stock options for those listed above are: Mr. Baach (65,417 shares); Mr. Gehring (137,267 shares); Mr. Kroon (59,167 shares); Mr. Lynham (18,750 shares); Mr. Restivo (88,333 shares); Mr. Rog (224,167 shares); Dr. Rogers (5,625 shares); Mr. Schadeck (81,667 shares) Mr. Williams (5,625 shares); and all Directors and executive officers as a group (725,975 shares).

(2) Such number of shares owned is based upon information provided by a Schedule 13G/A filed by David L. Babson Company Incorporated with the Securities and Exchange Commission on January 17, 2000 and a Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 3, 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Warren F. Rogers, a member of the Compensation Committee, is president of Warren Rogers Associates, Inc. ("WRA"). Prior to fiscal 2000, under SEC regulations the Company was required to report the amount of fees paid to WRA for statistical evaluation of corrosion data relating to the Company's Customers. In fiscal 2000 the amount of such fees was less than the amount required for reporting purposes. The Company believes that the terms of all transactions and arrangements with WRA were no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

                              INDEPENDENT AUDITORS

     Corrpro is incorporated in Ohio, which does not require approval by shareholders of the selection of independent auditors. A representative of KPMG LLP is expected to be present at the meeting. KPMG acted as independent auditors for Corrpro for the fiscal 2000. The Audit Committee will recommend Corrpro's auditors for fiscal 2001.

                     VOTING PROCEDURES/REVOKING YOUR PROXY

     You can vote by mail or in person at the meeting. To vote by mail, complete and sign your proxy card -- or your broker's voting instruction card if your shares are held by your broker -- and return it in the enclosed business-reply envelope.

     To be elected, Directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares on the Record Date (7,687,213 shares) is present in person or by proxy. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Articles of Incorporation or Code of Regulations.

     Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum for that matter, and their proxies will not affect determination of a plurality. Those abstentions, however, will not count towards achievement of a majority.

     If you are a participant in our 401(k) retirement savings plan, the blue proxy card will represent the number of shares in your plan account. The proxy will also serve as a voting instruction to the trustee of the 401(k) plan for your plan shares. For our plans, if you do not vote your shares, the trustees of those plans will vote them on your behalf.

     The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

     You can change your mind after sending in a proxy, until the meeting by following these procedures.

     Proxies may be revoked if you:

     - Deliver a signed, written revocation letter, dated later than the proxy, to Neal R. Restivo, Secretary, at 1090 Enterprise Drive, Medina, Ohio 44256;

     - Deliver a signed proxy, dated later than the first one, to Fifth Third Bank, 38 Fountain Square Plaza 10AT60, Cincinnati, Oh 45263;

     - Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

                               PROXY SOLICITATION

     Beacon Hill Partners, Inc. will help us solicit proxies at a cost to Corrpro of $2,500 plus expenses. Our employees may also solicit proxies for no additional compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     From time to time, shareholders seek to nominate Directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit, to our Secretary, nominations of Directors or proposals, in addition to meeting other legal requirements. We must receive proposals to be included in the proxy statement for the 2001 annual meeting no later than March 21, 2001. We must receive proposals not to be included in the proxy statement for the 2001 annual meeting no later than June 5, 2001.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

     A copy of Corrpro's Fiscal 2000 Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained by shareholders, without charge, upon written request to Investor Relations, Corrpro Companies, Inc. You may also obtain our SEC filings through the Internet at www.sec.gov or visit us at our website at www.corrpro.com.

By order of the Board of Directors.

/s/ Neal R. Restivo
Neal R. Restivo
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

PROXY                    CORRPRO COMPANIES, INC.
          BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING, AUGUST 24, 2000

         The undersigned, having received the Notice of Meeting and Proxy Statement, hereby constitutes and appoints Joseph W. Rog, David H. Kroon, and Barry W. Schadeck, and each of them (with full power of substitution respectively), true and lawful attorneys and proxies for the undersigned to attend the Annual Meeting to be held on August 24, 2000, at 10:00 a.m., at Medina Country Club, 5588 Wedgewood Rd., Medina, Ohio 44256, and any adjournment thereof.

         The Proxy when properly executed will be voted in the manner directed; if no direction is made this Proxy will be voted FOR the Director Nominees. In their discretion, the parties are also authorized to vote upon such other matters as may properly come before the meeting.

1.   Election of Directors, Nominees:

     [ ] FOR all nominees listed below                        [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)                 to vote for the nominees listed below

                              WARREN F. ROGERS, BARRY W. SCHADECK, AND MICHAEL K. BAACH

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------
                                                 (Continued on the reverse side)

       CORRPRO COMPANIES, INC.
       C/O CORPORATE TRUST SERVICES
       MAIL DROP 10AT66--4129
       38 FOUNTAIN SQUARE PLAZA
       CINCINNATI, OH 45263







                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                           (Continued from other side)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

[ ]  ATTEND MEETING

We would appreciate your indicating if you are planning to attend the Annual Meeting. Your failure to check this box will not prejudice you from attending the meeting.

                                          Dated:
                                                --------------------------------





                                          --------------------------------------
                                          Signature(s)


                                          --------------------------------------
                                          Signature(s)

                                          Please sign exactly as name appears
                                          hereon. Joint owners should each sign.
                                          When signing as attorney, executor,
                                          administrator, trustee, or guardian,
                                          please give full title as such.